VARIABLE ANNUITY REAL ESTATE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.6%

BRE Properties, Inc. — Class

A†

8,013

$

365,072

Simon Property Group, Inc.†

11,271

$

1,047,189

Forest City Enterprises, Inc. —

Public Storage, Inc.†

10,361

918,192

Class A*

9,881

363,621

ProLogis†

14,530

855,236

Alexandria Real Estate

Equity Residential†

19,308

801,089

Equities, Inc.†

3,911

362,628

Vornado Realty Trust†

9,174

790,891

Douglas Emmett, Inc.†

15,235

336,084

Brookfield Asset Management,

Digital Realty Trust, Inc.†

9,295

329,972

Inc. — Class A

29,031

778,902

Senior Housing Properties

KIMCO Realty Corp.†

19,331

757,195

Trust†

13,891

329,217

Boston Properties, Inc.†

7,871

724,683

Post Properties, Inc.†

7,958

307,338

General Growth Properties,

Equity One, Inc.†

12,597

301,950

Inc.†

18,558

708,359

Highwoods Properties, Inc.†

9,718

301,938

AvalonBay Communities, Inc.†

6,492

626,608

Corporate Office Properties

Brookfield Properties Corp.†

31,755

613,189

Trust SBI†

8,946

300,675

Host Hotels & Resorts, Inc.†

38,239

608,765

DCT Industrial Trust, Inc.

29,830

297,107

HCP, Inc.†

17,755

600,297

Washington Real Estate

Plum Creek Timber Co., Inc.

Investment Trust

8,760

292,759

(REIT)†

13,808

561,986

Home Properties, Inc.†

5,951

285,588

Ventas, Inc.†

12,053

541,300

BioMed Realty Trust, Inc.†

11,741

280,492

Developers Diversified Realty

CBL & Associates Properties,

Corp.†

12,916

540,922

Inc.†

11,629

273,630

CB Richard Ellis Group, Inc.

National Retail Properties, Inc.†

12,369

272,736

Class A*

24,549

531,240

Potlatch Corp.†

6,608

272,712

Macerich Co.†

7,392

519,436

Kilroy Realty Corp.†

5,467

268,484

AMB Property Corp.†

9,378

510,351

Alexander's, Inc.*

750

265,875

Federal Realty Investment

Cousins Properties, Inc.†

10,618

262,371

Trust†

6,348

494,827

Mid-America Apartment

Regency Centers Corp.†

7,561

489,650

Communities, Inc.†

5,257

262,009

Annaly Mortgage Management,

Brandywine Realty Trust†

15,420

261,523

Inc.†

31,152

477,249

Entertainment Properties Trust†

5,225

257,749

SL Green Realty Corp.†

5,642

459,654

Healthcare Realty Trust, Inc.†

9,826

256,950

The St. Joe Co.†

10,430

447,760

Equity Lifestyle Properties,

UDR, Inc.†

17,468

428,315

Inc.†

5,126

253,071

Health Care REIT, Inc.†

9,457

426,794

HRPT Properties Trust†

37,175

250,188

Apartment Investment &

Tanger Factory Outlet Centers,

Management Co. — Class A

11,550

413,605

Inc.†

6,428

247,285

Essex Property Trust, Inc.†

3,566

406,453

First Industrial Realty Trust,

Rayonier, Inc.†

9,299

403,949

Inc.†

7,991

246,842

Hospitality Properties Trust†

11,815

401,946

Omega Healthcare Investors,

Duke Realty Corp.†

17,580

401,000

Inc.†

14,075

244,342

Weingarten Realty Investors†

11,589

399,125

Redwood Trust, Inc.†

6,720

244,272

Jones Lang LaSalle, Inc.†

5,115

395,594

Extra Space Storage, Inc.†

15,080

244,145

Liberty Property Trust

12,611

392,328

PS Business Parks, Inc.†

4,660

241,854

Nationwide Health Properties,

CapitalSource, Inc.†

24,803

239,845

Inc.†

11,448

386,370

Colonial Properties Trust†

9,934

238,913

Camden Property Trust†

7,668

384,934

Eastgroup Properties, Inc.

5,090

236,481

Taubman Centers, Inc.†

7,196

374,912

LaSalle Hotel Properties†

8,024

230,529

Realty Income Corp.†

14,368

368,108

Inland Real Estate Corp.†

15,060

229,063

Mack-Cali Realty Corp.

10,246

365,885

iStar Financial, Inc.†

16,154

226,641

DiamondRock Hospitality Co.†

17,713

224,424

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VARIABLE ANNUITY REAL ESTATE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Shares

Value

Sovran Self Storage, Inc.†

5,240

$

223,800

American Financial Realty

Trust†

27,047

214,753

Pennsylvania Real Estate

Investment Trust†

8,690

211,949

Lexington Realty Trust†

14,516

209,176

Strategic Hotels & Resorts, Inc.

15,540

204,040

Sunstone Hotel Investors, Inc.†

12,730

203,807

Acadia Realty Trust†

8,030

193,924

American Campus

Communities, Inc.†

6,760

184,954

Ashford Hospitality Trust, Inc.†

30,995

176,052

FelCor Lodging Trust, Inc.†

14,494

174,363

Gramercy Capital Corp./ New

York†

8,221

172,065

MFA Mortgage Investments,

Inc.†

24,155

152,176

Maguire Properties, Inc.†

8,870

126,930

Thornburg Mortgage, Inc.†

26,227

________

27,801

Total Common Stocks

(Cost $29,076,411)

________

34,536,453

Face

Amount

REPURCHASE AGREEMENTS 0.5%

Collateralized by U.S. Treasury

Obligations

Lehman Brothers Holdings, Inc.

issued 03/31/08 at 1.15% due

04/01/08

$   167,238

167,238

Total Repurchase Agreements

(Cost $167,238)

167,238

SECURITIES LENDING COLLATERAL 42.1%

Investment in Securities Lending Short

Term

Investment Portfolio held

by U.S. Bank

14,627,905

________

14,627,905

Total Securities Lending Collateral

(Cost $14,627,905)

________

14,627,905

Total Investments 142.2%

(Cost $43,871,554)

$    49,331,596

Liabilities in Excess of Other

(14,650,378

Assets – (42.2)%

$

________

)

Net Assets – 100.0%

$    34,681,218

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at March 31, 2008.

2